UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, the Board of Directors of Dynex Capital, Inc. (the “Company”) appointed Byron L. Boston, the Company's Chief Investment Officer, as President and as a new director, in each case effective immediately. Mr. Boston has not been appointed to serve on any of the Company's Board Committees as of the date of this Current Report on Form 8-K. Mr. Boston will retain his duties as Chief Investment Officer for the Company.

There is no arrangement or understanding pursuant to which Mr. Boston was appointed as a director. Mr. Boston is not a party to any related-party transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

On March 5, 2012, the Company issued a press release regarding the above-described appointments. A copy of the release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Dynex Capital, Inc., dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: March 5, 2012	By: /s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer
and Chief Financial Officer